UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 30, 2008 (July 24, 2008)
XM SATELLITE RADIO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27441 (Commission File Number)	54-1878819 (IRS Employer Identification No.)

1500 ECKINGTON PLACE, NE
WASHINGTON, DC	20002-2194

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 202-380-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE
     On July 28, 2008, XM Satellite Radio Holdings Inc. (the “Company”) completed its merger (the “Merger”) with Vernon Merger Corporation (“Merger Co.”), a wholly-owned subsidiary of Sirius Satellite Radio Inc. (“Sirius”), as a result of which the Company is now a subsidiary of Sirius. The Merger was effected pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 19, 2007, entered into by and among the Company, Sirius and Merger Co.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
First Supplemental Indenture to Indenture for 1.75% Convertible Senior Notes due 2009
     On July 24, 2008, the Company and The Bank of New York Mellon, as trustee, entered into the first supplemental indenture to the indenture governing the Company’s 1.75% Convertible Senior Notes due 2009 (the “1.75% Notes”). Pursuant to the first supplemental indenture, the interest rate on the 1.75% Notes has been increased to 10% per annum effective as of July 2, 2008. The supplemental indenture also makes clear that the Merger does not constitute a “Fundamental Change” under the indenture.
     The first supplemental indenture was executed by the Company pursuant to the terms of an agreement with the holders of the 1.75% Notes in connection with which the holders agreed not to assert any claim that the Merger constitutes a Fundamental Change under the indenture.
Second Supplemental Indenture to Indenture for 1.75% Convertible Senior Notes due 2009
     On July 28, 2008, the Company, Sirius and The Bank of New York Mellon, as trustee, entered into a second supplemental indenture to the indenture governing the Company’s 1.75% Notes. Pursuant to the second supplemental indenture, the 1.75% Notes became convertible at the option of the holder into shares of Sirius common stock initially at a conversion rate of 92.0 shares of Sirius common stock per $1,000 principal amount, which is equivalent to an initial conversion price of approximately $10.87 per share of Sirius common stock (subject to adjustment in certain events), at any time until December 1, 2009.
First Supplemental Indenture to Indenture for 9.75% Senior Notes due 2014
     On July 28, 2008, the Company, XM Satellite Radio Inc. (“XM”), XM Equipment Leasing LLC (“XMEL”), XM Radio Inc. (“XMRI”) and The Bank of New York Mellon, as trustee, entered into a first supplemental indenture to the indenture governing XM’s 9.75% Senior Notes due 2014 (the “9.75% Notes”). Pursuant to the first supplemental indenture, to the extent that the consummation of the Merger constitutes a “Change of Control,” as defined in the indenture, the holders of a majority in aggregate principal amount of the outstanding 9.75% Notes waived the requirements in the indenture that XM repurchase the 9.75% Notes or make an offer to holders of the 9.75% Notes to repurchase the 9.75% Notes and to give notice of such Change of Control or offer to repurchase upon Change of Control.

Second Supplemental Indenture to Indenture for 9.75% Senior Notes due 2014
     On July 28, 2008, the Company, XM, XMEL, XMRI and The Bank of New York Mellon, as trustee, entered into a second supplemental indenture to the indenture governing the 9.75% Notes. Pursuant to the second supplemental indenture, the Company, as successor in the Merger, confirmed its obligations as a guarantor of XM’s obligations under the indenture and the 9.75% Notes.
First Supplemental Indenture to Indenture for Senior Floating Rate Notes due 2013
     On July 28, 2008, the Company, XM, XMEL, XMRI and The Bank of New York Mellon, as trustee, entered into a first supplemental indenture to the indenture governing XM’s Senior Floating Rate Notes due 2013 (the “Floating Rate Notes”). Pursuant to the first supplemental indenture, the Company, as successor in the Merger, confirmed its obligations as a guarantor of XM’s obligations under the indenture and the Floating Rate Notes.
Confirmation of Assumption under Satellite Transponder Sale-Leaseback Guaranty
     On July 28, 2008, the Company provided a Confirmation of Assumption to The Bank of New York Mellon, the Indenture Trustee, and Wells Fargo Bank Northwest, National Association, the Owner Trustee, acknowledging and confirming that the Guaranty entered into on February 13, 2007 by the Company, XMRI and XMEL, in connection with the satellite transponder sale-leaseback transaction described in the Company’s Current Report on Form 8-K, filed February 14, 2007 (the “Sale/Leaseback”), continues to remain fully binding and enforceable against the Company following consummation of the Merger.
Letter Agreement for 10% Senior Discount Convertible Notes due 2009
     On July 29, 2008, the Company confirmed its obligations through a letter agreement (the “Letter Agreement”) pursuant to section 9.5 and section 9.6 of the Amended and Restated Note Purchase Agreement, dated as of June 16, 2003 (the “Note Purchase Agreement”), by and among XM, the Company, and the investors named therein to deliver or cause to be delivered shares of Sirius common stock upon conversion of the 10% Senior Discount Convertible Notes due 2009 (the “10% Notes”) pursuant to the terms of the Note Purchase Agreement. In accordance with the provisions of the letter agreement and the Note Purchase Agreement, the 10% Notes became convertible at the option of the holder into shares of Sirius common stock at an initial conversion price of approximately $0.69 per share of Sirius common stock (subject to adjustment in certain events).
First Supplemental Warrant for Warrant Agreement, dated March 15, 2000
     On July 28, 2008, Sirius, the Company and The Bank of New York Mellon entered into a first supplemental warrant to the warrant agreement governing the Company’s warrants issued in connection with its 14% Senior Secured Notes due 2010 (the “2010 Warrants”). Pursuant to the first supplemental warrant, each of the 2010 Warrants became exercisable for 40.39 shares of Sirius common stock at an exercise price of $9.83 per share and Sirius assumed the covenants, agreements, obligations and undertakings of the Company under the warrant agreement and the 2010 Warrants.
First Supplemental Warrant for Warrant Agreement, dated January 28, 2003
     On July 28, 2008, Sirius, the Company and The Bank of New York Mellon entered into a first supplemental warrant to the warrant agreement governing the Company’s warrants issued in connection with its 14% Senior Secured Discount Notes due 2009 (the “2009 Warrants”). Pursuant to the first supplemental warrant, each of the 2009 Warrants became exercisable for 391.00 shares of Sirius common stock at an exercise price of $0.69 per share and Sirius assumed the covenants, agreements, obligations and undertakings of the Company under the warrant agreement and the 2009 Warrants.
Written Instrument for Common Stock Purchase Warrant, dated June 3, 2005
     On July 28, 2008, Sirius entered into a written instrument to the common stock purchase warrant governing the Company’s warrant issued to Space Systems/Loral Inc. (the “SS/L Warrant”). Pursuant to the written instrument, the SS/L Warrant became exercisable for 1,840,000 shares of Sirius common stock at an exercise price of $7.05 per share and Sirius assumed the obligation to deliver to Space Systems/Loral Inc. the shares of stock, securities or assets to which the warrantholder may be entitled under the SS/L Warrant, and all other obligations of XM under the SS/L Warrant.
Written Instrument for Common Stock Purchase Warrant, dated May 4, 2006
     On July 28, 2008, Sirius entered into a written instrument to the common stock purchase warrant governing the Company’s warrant originally issued to Boeing Satellite Systems and currently held by Bank of America, N.A. (the “BofA Warrant”). Pursuant to the written instrument, the BofA Warrant became exercisable for 2,300,000 shares of Sirius common stock at an exercise price of $2.94 per share and Sirius assumed the obligation to deliver to Bank of America, N.A. the shares of stock, securities or assets to which the warrantholder may be entitled under the BofA Warrant, and all other obligations of the Company under the BofA Warrant.

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
     Pursuant to the Merger Agreement, on July 28, 2008, Merger Co. merged with and into the Company, with the Company as the surviving corporation in the Merger and continuing as a direct wholly-owned subsidiary of Sirius. Pursuant to the Merger Agreement, each outstanding share of the common stock (the “Common Stock”) of the Company was converted in the Merger into the right to receive 4.6 fully paid and nonassessable shares of Sirius common stock, and each outstanding share of the series A preferred stock (the “Preferred Stock”) of the Company was converted in the Merger into the right to receive 4.6 fully paid and nonassessable shares of a newly-designated series of Sirius preferred stock having substantially the same powers, designations, preferences, rights and qualifications, limitations and restrictions as the Preferred Stock, except that the holders thereof shall be entitled to vote.

     The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on February 21, 2007, and is incorporated herein by reference.

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
     In connection with the completion of the Merger, the Company has notified the NASDAQ (the “Exchange”) that each outstanding share of Common Stock was converted in the Merger into the right to receive Sirius common stock and has requested that the Exchange file a notification of removal from listing on Form 25 with the Commission with respect to the Common Stock. In addition, the Company has filed with the Commission a certification and notice of termination on Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under the Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to the Common Stock under the Exchange Act be suspended.

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
     Pursuant to the Merger Agreement, each outstanding share of Common Stock was converted in the Merger into the right to receive 4.6 fully paid and nonassessable shares of Sirius common stock, and each outstanding share of the Preferred Stock was converted in the Merger into the right to receive 4.6 fully paid and nonassessable shares of a newly-designated series of Sirius preferred stock having substantially the same powers, designations, preferences, rights and qualifications, limitations and restrictions as the stock so converted, except that the holders thereof shall be entitled to vote.
     The disclosure required by this Item 3.03 with respect to amendments to the documents governing the 1.75% Notes, the 9.75% Notes, the Floating Rate Notes, the Sale/Leaseback, the 10% Notes, the 2010 Warrants, the 2009 Warrants, the SS/L Warrants and the BofA Warrants is included in Item 1.01 and is incorporated herein by reference.

ITEM 5.01.	CHANGES IN CONTROL OF REGISTRANT.
     As a result of the Merger, the Company became a wholly-owned subsidiary of Sirius. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 above for additional information.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.
     On July 28, 2008, Nathaniel A. Davis, President and Chief Executive Officer of the Company, announced that, following the Merger, he would resign from his position after a short transition period following the Merger. The effective date of Mr. Davis’s departure has not, as of the date of this report, been determined. In addition, the Company and Erik Logan Toppenberg, the Company’s Executive Vice President of Programming who previously announced his plans to resign from his position with the Company, have announced that Mr. Logan’s departure will be effective as of July 31, 2008.
     In accordance with the provisions of the Merger Agreement, by virtue of the Merger, each of Gary M. Parsons, Nathaniel A. Davis, Joan L. Amble, Thomas J. Donohue, Eddy W. Hartenstein, Chester A. Huber, Jr., John Mendel, Jarl Mohn, Jack Shaw, Jeffrey D. Zients, who constituted the Board of Directors of the Company prior to the Merger, ceased to be directors of the Company; and Mel Karmazin, David J. Frear and Patrick L. Donnelly, constituting the Board of Directors of Merger Co. prior to the Merger, became the directors of the Company. Upon consummation of the Merger and pursuant to the Merger Agreement, Ms. Amble and Messrs. Parsons, Hartenstein, Huber, Mendel, Shaw and Zients were appointed as the Company’s designees to the Board of Directors of Sirius.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
     In accordance with the provisions of the Merger Agreement, by virtue of the Merger the Bylaws of Merger Co. prior to the Merger became the Bylaws of the Company. The Bylaws of the Company are attached hereto as Exhibit 3.2.

ITEM 8.01.	OTHER EVENTS.
     On July 28, 2008, Sirius issued a press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of February 19, 2007, by and among XM Satellite Radio Holdings Inc., Sirius Satellite Radio Inc. and Vernon Merger Corporation (incorporated by reference to Exhibit 2.1 of XM Satellite Radio Holdings Inc.’s Current Report on Form 8-K, filed on February 21, 2007)

3.2	Bylaws of XM Satellite Radio Holdings Inc.

99.1	Press Release issued by Sirius Satellite Radio Inc., dated July 28, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.
By:	/s/ Joseph M. Titlebaum
Joseph M. Titlebaum
General Counsel and Secretary

Date: July 30, 2008

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of February 19, 2007, by and among XM Satellite Radio Holdings Inc., Sirius Satellite Radio Inc. and Vernon Merger Corporation (incorporated by reference to Exhibit 2.1 of XM Satellite Radio Holdings Inc.’s Current Report on Form 8-K, filed on February 21, 2007)

3.2	Bylaws of XM Satellite Radio Holdings Inc.

99.1	Press Release issued by Sirius Satellite Radio Inc., dated July 28, 2008